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                                                                 Exhibit 10.26.2

                          SECOND AMENDMENT TO SUBLEASE

      This Second Amendment to Sublease, dated as of December 18, 2003 (this "Second Amendment"), is by and between ARIAD Corporation, a Delaware corporation ("Sublandlord"), with a place of business at 26 Landsdowne Street, Cambridge, Massachusetts 02139, and ViaCell, Inc., a Delaware corporation ("Subtenant") with an address of 131 Clarendon Street, 3rd Floor, Boston, MA 02116

                              PRELIMINARY STATEMENT

      By Lease dated January 8, 1992 ("Original Lease"), ARIAD Pharmaceuticals, Inc. leased from Forest City Cambridge, Inc. ("Prime Landlord") approximately 100,361 rentable square feet of space in the building known as The Jackson Building, having a street address of 26 Landsdowne Street, Cambridge, Massachusetts ("Building"). The Prime Lease Premises (defined herein).

      ARIAD Pharmaceuticals, Inc. assigned its interest in the Original Lease to Sublandlord, which assignment was executed on October 19, 1992, and recorded with the Middlesex County Southern District Registry of Deeds in Book 22527, Page 381, and filed with the Middlesex County Southern Registry District of the Land Court as Document No. 888025 noted on Certificate of Title No. 157415.

      The Original Lease as amended by the First and the Second Amendment to Lease, each dated May 12, 1994, the Third Amendment to Lease, dated June 1, 1994, a letter agreement dated December 16, 1996 (the Fourth Amendment to Lease), a letter agreement dated July 31, 1998 (the Fifth Amendment to Lease), the Sixth Amendment to Lease, dated December 31, 1999, and the Seventh Amendment to Lease, dated June 1, 2001, as amended by Letter dated October 2, 2001, as the same may from time to time be further amended and supplemented, are hereinafter referred to collectively as the "Prime Lease." All of the space in the Building that is now or hereafter leased by Sublandlord pursuant to the Prime Lease is hereinafter referred to as the "Prime Lease Premises."

      Pursuant to that certain Sublease dated November 1, 2001 as amended by the First Amendment to Sublease dated as of February 14, 2003 (together the "Amended Sublease"), Sublandlord leased to Subtenant a portion of the Prime Lease Premises which comprises approximately 3,226 rentable square feet of laboratory space on the fifth floor of the Building and is known as and numbered Suite 580 (the "Sublet Premises"). The expiration date of the Amended Sublease is April 30, 2004 (the "Extended Sublease Expiration Date").

      Sublandlord and Subtenant desire to extend the Extended Sublease Expiration Date to October 31, 2004.

      Capitalized terms used in this Second Amendment to Sublease and not otherwise defined in the Amended Sublease shall have the meanings established in the Prime Lease.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      1. AMENDED EXTENDED SUBLEASE EXPIRATION DATE. Sublandlord and Subtenant hereby extend the Extended Sublease Expiration Date from April 30, 2004 to October 31, 2004 (the "Amended Extended Sublease Expiration Date"). The period from May 1, 2004 through and including the Amended Extended Sublease Expiration Date shall be referred to as the "Amended Extended Sublease Term", which Amended Extended Sublease Term shall be on all of the same terms and conditions as the Amended Sublease.

      2. OPTIONS TO EXTEND. Subtenant shall have the right to further extend the Amended Extended Sublease Expiration Date for two (2) one-month periods (the "Option Periods") ending on November 30, 2004 and December 31, 2004, respectively, by providing notice to the Sublandlord of its exercise of such rights at least sixty (60) days before the date on which the Amended Sublease would otherwise expire (October 31, 2004 and November 30, 2004, respectively). All of the terms and conditions of the Amended Subleases shall apply to such Option Periods.

      3. BROKERS. Each of the Sublandlord and the Subtenant warrants and represents that such party has not dealt with any broker in connection with the consummation of this Second Amendment, except for Trammell Crow Company; and in the event any claim is made against either party by any other broker or agent alleging dealings with the representing party, the party against whom the claim is made shall defend, save harmless and indemnify the other on account of any loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and disbursement) which may be suffered or incurred by the indemnified party by reason of such claim.

      4. EFFECT OF AMENDMENT. Except as set forth herein, the Amended Sublease shall remain unchanged and in full force and effect. All references to the "Sublease" or the "Amended Sublease" shall be deemed to be references to the Amended Sublease as amended by this Second Amendment.

      5. CONSENT OF PRIME LANDLORD. This Second Amendment to Sublease is expressly conditioned upon Sublandlord and Subtenant first obtaining the prior written consent of Prime Landlord pursuant to the terms of the Prime Lease.

                            Signatures on next page.


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
      EXECUTED in one or more counterparts by persons or officers hereunto duly authorized as of the date and year first above written.

                                         SUBLANDLORD:
                                         ARIAD Corporation


Attest: /s/ Joseph Bratica               By: /s/ Edmond M. Fitzgerald
        -------------------                  ------------------------
        Name: Joseph Bratica                 Name: Edmond M. Fitzgerald
              --------------                       --------------------
        Title: Controller                    Title: Chief Financial Officer
               ----------                           -----------------------


                                         SUBTENANT:
                                         ViaCell, Inc.


Attest: /s/ Eric Anderson                By: /s/ Marc Beer
        --------------------                 -------------
        Name: Eric Anderson                  Name: Marc Beer
              -------------                        ---------
        Title: Materials Manager             Title:  CEO
               -----------------                    ------




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
                                     CONSENT

      The undersigned, as landlord under a certain lease dated as of January 8, 1992, by and between Forest City Cambridge, Inc. ("Landlord") and Ariad Corporation, as assigned to Ariad Pharmaceuticals, Inc. ("Tenant"), as amended by the First and the Second Amendments to Lease, each dated May 12, 1994, the Third Amendment to Lease, dated June 1, 1994, a letter agreement, dated December 16, 1996, a letter agreement dated July 31, 1998, the Sixth Amendment to Lease, dated December 31, 1999, the Seventh Amendment to Lease dated June 1, 2001, and a letter agreement dated October 2, 2001 (collectively, the "Lease"), for certain premises (the "Premises") as more particularly described in the Lease, a portion of which Premises (the "Sublet Premises") have been subleased by Tenant to ViaCell, Inc. a Delaware corporation pursuant to the terms of that certain Subleased dated as of November 1, 2000, as amended by that certain First Amendment to Sublease dated as of February 14, 2003 and that certain Second Amendment to Sublease dated December 18, 2003 (collectively, the "Sublease"), hereby consents to the Second Amendment to Sublease, a copy of which is attached hereto as Exhibit "A", provided that:

      1. A copy of any notice sent pursuant to the Sublease, as amended, shall be sent to Landlord in conformance with the requirements of, and to the address provided in, the Lease;

      2. Subtenant shall have no right, without Landlord's prior written consent, to further sublet the Sublet Premises or any portion thereof nor shall the Subtenant have any right, without Landlord's prior written consent, to assign said Sublease; and

      3. Subtenant shall name Landlord as an additional insured party under any liability policy which Subtenant is required to maintain and, prior to taking possession of the Sublet Premises, Tenant shall deliver to Landlord a certificate of such insurance.

      Nothing herein contained shall:

      1. Be deemed to diminish or relieve Tenant of its primary responsibility as the tenant under the Lease;

      2. Be deemed in any way to limit, restrict, or diminish Landlord's rights under the Lease;

      3. Extend, or otherwise increase, Landlord's obligations under the Lease; or

      4.    Extent the term of the Lease.

      Without limiting the foregoing, in the event that the Lease is terminated for any reason, Subtenant shall have no further right to occupy the Sublet Premises. Anything to the contrary to the provisions and conditions of this Consent which is contained in any instrument of sublease shall be null and void and of no for the and effect so far as it relates to the rights and obligations of Landlord. Any and all alterations, additions and improvements in or to the Sublet Premises shall be subject to Landlord's prior consent.

                                    FOREST CITY CAMBRIDGE, INC.,
                                    An Ohio corporation

                                    By:     /s/ Michael Fairey
                                        ---------------------------
                                    Name:    Michael Fairey
                                          -------------------------
                                    Title:
                                          -------------------------


      Dated:  January 30, 2004



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